UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on March 3, 2023, Aadi Bioscience, Inc. (the “Company”) appointed Scott Giacobello as the Company’s Interim Chief Executive Officer and President, effective March 15, 2023. This Current Report on Form 8-K/A (“Amendment No. 1”) amends Item 5.02 of the Company’s Current Report on Form 8-K filed on March 3, 2023 (the “Original Filing”) to disclose certain compensation arrangements in connection with Mr. Giacobello’s appointment, which such arrangements had not yet been determined when the Original Filing was filed. This Amendment No. 1 supplements the Original Filing and should be read in conjunction with the Original Filing.

On March 24, 2023, the Board of Directors (the “Board”) of the Company approved, upon recommendation of the Compensation Committee of the Board, (i) a bonus of $43,000 per calendar quarter (pro-rated for the actual number of days in each quarterly period Mr. Giacobello serves as the Interim Chief Executive Officer and President) and (ii) eligibility to earn an annual cash bonus with a target value of 90% of Mr. Giacobello’s actual base salary paid to him during 2023, based on achieving performance objectives established by the Board (or its Compensation Committee) in its sole discretion. In addition, Mr. Giacobello will receive a grant of a stock option to purchase 100,000 shares of the Company’s common stock (the “Option”), which will vest as follows: 25% of the shares subject to the Option shall vest on the one year anniversary of the vesting commencement date and 1/48th of the total shares subject to the Option shall vest every month thereafter such that the Option shall be fully vested on the four year anniversary of the vesting commencement date, in each case subject to Mr. Giacobello continuing to be a “Service Provider” (as defined in the Company’s 2021 Equity Incentive Plan (the “Plan”)) through each applicable vesting date. The Option will be subject to the terms and conditions of the Plan and an award agreement substantially in the form of the publicly filed Stock Option Award Agreement pursuant to the Plan.

As previously announced, Mr. Giacobello will continue in his position as the Company’s Chief Financial Officer and the compensation arrangements described above will be provided to Mr. Giacobello in connection with his previously announced appointment as the Company’s Interim Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2023

/s/ Stephen Rodin
Stephen Rodin
Secretary, Senior Vice President and General Counsel